As Filed with the Securities and Exchange Commission on June 19, 1996
                                                       Registration No. 333-3974

================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                 ---------------
                               AMENDMENT NO. 1 TO
                                  FORM S-3/A


                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                                  MEDQUIST INC.
               (Exact Name of Registrant as Specified in Charter)

             New Jersey                                       23-2531298
   (State or Other Jurisdiction                            (I.R.S. Employer
        of Incorporation or                                 Identification
           Organization)                                        Number)


                              Five Greentree Centre
                                    Suite 311
                            Marlton, New Jersey 08053
                                 (609) 596-8877
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)


                                 John M. Suender
                        Vice President & General Counsel
                                  MedQuist Inc.
                              Five Greentree Centre
                                    Suite 311
                            Marlton, New Jersey 08053
                                 (609) 596-8877
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                                 ---------------
                                 WITH A COPY TO:

                             James D. Epstein, Esq.
                           Pepper, Hamilton & Scheetz
                              3000 Two Logan Square
                           Philadelphia, PA 19103-2799
                                 (215) 981-4000
                                 ---------------

         Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of this Registration Statement.
                                 ---------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/



         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                  SUBJECT TO COMPLETION, DATED JUNE 19, 1996


PROSPECTUS
                                  MEDQUIST INC.

             This Prospectus relates to the sale by certain shareholders of the Company (the "Selling Shareholders") of 1,038,026 shares (the "Offered Shares") of MedQuist Inc.'s (the "Company") common stock, no par value per share ("Common Stock"), including:

             (1) 962,675 shares of Common Stock owned by Heller Equity Capital Corporation ("Heller"); and

             (2) 75,351 shares of Common Stock which may be issued by the Company upon the exercise by Chemical Bank of outstanding warrants (the "Chemical Warrants") to purchase shares of Common Stock.

             The issuance of shares of Common Stock upon the exercise of the Chemical Warrants is not covered by this Prospectus, which only covers the sale of the Offered Shares of Common Stock by the Selling Shareholders. There is no assurance that the Chemical Warrants will be exercised, and therefore there is no assurance that the Company will receive any proceeds thereunder. The Company will not receive any proceeds from the sale of the Offered Shares of Common Stock by the Selling Shareholders. See "Selling Shareholders."

         No underwriter is initially being utilized in connection with this offering. The Company will pay all expenses incurred in connection with this offering other than fees and expenses (including underwriting fees and selling commissions) of the Selling Shareholders. See "Plan of Distribution."

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                                 ---------------

             Prospective Purchasers Should Consider The Risks Set Forth Under "Risk Factors" Commencing on Page 3.


             The sale, transfer and/or distribution of the Offered Shares of Common Stock by the Selling Shareholders, or by their pledgees, donees, transferees or other successors in interest, may be effected from time to time through brokers, agents, dealers or underwriters in one or more transactions (which may involve crosses and principal trades, including block transactions), in special offerings, negotiated transactions, exchange distributions or secondary distributions, or in connection with short-sale transactions, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In addition, any Offered Shares of Common Stock that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), may be sold under Rule 144 rather than pursuant to this Prospectus. The foregoing is subject to lock-up agreements executed by Heller and Chemical Bank restricting the public sale of the Offered Shares for 270 and 180 days, respectively, from May 30, 1996. The Selling Shareholders may pay commissions or other compensation to broker-dealers in connection with such sales, which may be in excess of customary commissions charged for Nasdaq National Market transactions. See
"Plan of Distribution."

             The Common Stock trades on the Nasdaq National Market tier of The Nasdaq Stock Market under the symbol "MEDQ". On June 17, 1996, the last sale price of Common Stock, as reported by the Nasdaq National Market was $18.875 per share.

                   The date of this Prospectus is June , 1996.

                              AVAILABLE INFORMATION

             The Company has filed a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") relating to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and in the amendments, exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and to the amendments, exhibits and schedules thereto for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement shall be qualified in its entirety by such reference.


             The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy and information statements, and other information with the Commission. Proxy and information statements concerning the Company, reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices in New York (Seven World Trade Center, Suite 1300, New York, New York 10048) and Chicago (Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511). Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

             The Common Stock trades on the Nasdaq National Market tier of The Nasdaq Stock Market under the symbol "MEDQ". Report, proxy statements and other information concerning the Company may be inspected at the offices of The Nasdaq Stock Market, Inc. located at 1735 K Street NW, Washington, DC 20006-1500.



                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

             The following documents and information filed by the Company with the Commission (Commission File No. 0-19941) are incorporated in this Prospectus by reference and made a part hereof:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995.


     (b) Amendment No. 1 to the Company's Annual Report on Form 10-K/A for the year ended December 31, 1995.

     (c) Amendment No. 2 to the Company's Annual Report on Form 10-K/A for the year ended December 31, 1995.

     (d) The Company's Current Report on Form 8-K filed with the Commission on April 5, 1996.

     (e) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

     (f) Amendment No. 1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

     (g) The description of Common Stock registered under Section 12 of the Exchange Act contained in the Company's
              Registration Statement on Form S-1 filed with the Commission on April 1, 1996 (File No. 333-3050), including any amendments or reports filed for the purpose of updating such description.

     (h) In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference herein from their respective dates of filing.


             Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

             The Company will furnish, without charge, to any person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon such person's written or oral request, a copy of any and all of the documents that have been incorporated by reference in this Prospectus (not including exhibits to the information that has been incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the prospectus incorporates). Any such request should be directed to the Chief Financial Officer, MedQuist Inc., Five Greentree Centre, Suite 311, Marlton, New Jersey 08053, phone number: (609) 596-8877.

               SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

             This Prospectus contains certain statements of a forward-looking nature relating to future events or the future financial performance of the Company. Prospective investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, prospective investors should specifically consider the various factors identified in this Prospectus, including the matters set forth under the caption "Risk Factors," which could cause actual results to differ materially from those indicated by such forward-looking statements.


                                   THE COMPANY


             The Company is a national provider of electronic transcription and document management services to the healthcare industry. The Company was incorporated in New Jersey in 1987 as a group of outpatient healthcare businesses affiliated with a non-profit healthcare provider. During the last several years, the Company sold its outpatient businesses, acquired Transcriptions, Ltd. in May 1994 and two other small transcription businesses in 1995, and sold its receivables management division in December 1995. As used herein, the term the "Company" includes all of its subsidiaries, including its current subsidiary Transcriptions, Ltd., as well as Transcriptions, Ltd., the predecessor acquired by the Company in May 1994.


             The Company's principal executive offices are located at Five Greentree Centre, Suite 311, Marlton, New Jersey 08053, and its telephone number is (609) 596-8877.


                                  RISK FACTORS


             In addition to the other information contained in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus. See "Special Note Concerning Forward-Looking Statements" above for additional factors relating to such statements.


Risks Associated With the Business


Dependence on Single Line of Business

             The Company's revenues are derived primarily from the provision of electronic transcription services to hospitals and other healthcare organizations on an outsourced basis. The Company's future success will depend on the continued market acceptance of its transcription services and the continued trend towards outsourcing of transcription services. A reduction in demand or increase in competition in the market for its transcription services would have a material adverse effect on the Company's business, financial condition and results of operations.


Rapid Technological Change

             The healthcare information services industry is characterized by rapid technological change, evolving client needs and emerging technical standards. The introduction of competing services or products incorporating new technologies, such as voice recognition capabilities and the emergence of new technical standards could render some or all of the Company's services unmarketable. The Company believes that its future success depends on its ability to enhance its current services and develop new services that address the increasingly sophisticated needs of its customers. The failure of the Company to develop and introduce service enhancements and new services in a timely and cost-effective manner in response to changing technologies or client requirements would have a material adverse effect on the Company's business, financial condition and results of operations.


Inability to Expand Into New Markets

             To date, the Company's services have been provided primarily to the medical record departments of hospitals. However, healthcare services are increasingly being provided at sites other than hospitals, such as outpatient clinics and physician practice groups. As part of its strategy, the Company intends to increase its presence in these new markets and to expand its services to direct patient care departments within hospitals. However, the Company has limited experience in such markets and departments which may require significant modifications to the Company's services or adjustments to its pricing. The Company's business, financial condition and results of operations may be materially and adversely affected if its efforts to expand into new markets and departments are not successful.


Dependence on Key Personnel


             The Company's future success depends upon its ability to attract and retain its key managerial personnel. The loss of services of certain of the Company's executive officers or the inability of the Company to attract additional management personnel could have a material adverse effect upon the Company's business, financial condition and results of operations. Certain of its key executive officers, including David A. Cohen, the President and Chief Executive Officer, John A. Donohoe, Jr., the Chief Operating Officer, and Ronald Scarpone, the Chief Information Officer, have employment agreements with the Company. Mr. Scarpone's employment agreement terminates on December 31, 1997, and Mr. Cohen's and Mr. Donohoe's employment agreements terminate on December 31, 1998. Each such agreement permits the executive to resign, at any time, by giving the Company at least three months prior notice. The Company does not have key-man insurance on any of its executive officers.



Potential for Significant Fluctuations in Quarterly Operating Results

             The Company has experienced, and may in the future experience, significant quarter to quarter fluctuations in its results of operations. Such fluctuations may result in volatility in the price of Common Stock. Quarterly results of operations may fluctuate as a result of a variety of factors, including demand for the Company's services, the opening of new offices, the timing of introduction of new services and service enhancements by the Company or its competitors, the market acceptance of new services, the size and timing of client contracts, changes in client budgets, the size and timing of acquisitions, the integration of acquired businesses into the Company's operations, the number and timing of new hires, competitive conditions in the industry and general economic conditions. Further, the Company's contracts generally involve significant client commitment and may require time-consuming authorization procedures within the client's organization. For these and other reasons, the sales cycles for the Company's services are typically lengthy and subject to a number of factors outside of the Company's control. As a result, the Company's revenues are difficult to forecast, and the Company believes that period to period comparisons of results of operations are not necessarily meaningful and should not be relied upon as an indication of future results of operations. In addition, the Company's transcription business has experienced substantial growth in recent periods and there can be no assurance that such rate of growth in revenues and profits can be maintained in the future. Due to the foregoing factors, it is possible that in future quarters the Company's operating results will be below the expectations of public market analysts and investors. Such an event could have a material adverse effect on the price of Common Stock.


Ability to Attract and Retain Qualified Transcriptionists


             The Company's future success depends upon its ability to attract and retain qualified transcriptionists. Competition for transcriptionists is intense, and no assurance can be given that the Company will be successful in attracting and retaining the personnel necessary to conduct its business successfully. The inability of the Company to attract, hire and retain such personnel would have a material adverse effect upon the Company's business, financial condition and results of operations. The Company takes the position that its transcriptionists are independent contractors for state tax, benefits and unemployment purposes and statutory employees for federal income tax purposes. A successful challenge to the Company's position or a change in applicable law could result in the incurrence of liability for withholding taxes, disability payments, unemployment payments, interest and penalties by the Company, and could have a material adverse effect on the Company's costs of hiring and retaining transcriptionists.



Risks Associated With Acquisitions

             The Company acquired Transcriptions, Ltd. in May 1994, made two other acquisitions of smaller transcription companies in 1995, and intends to seek other acquisitions which will likely require the consent of its senior lenders. There can be no assurance that the Company will be successful in identifying suitable acquisition candidates, financing such acquisitions, negotiating terms favorable to the Company, consummating acquisitions or integrating the acquired businesses into the Company's operations. Moreover, in connection with acquisitions, the Company may be required to incur additional indebtedness or other liabilities which could have a material adverse effect on the Company's liquidity and capital resources, or to issue shares of its capital stock, which could result in dilution to its shareholders.


Management of Changing Business

             The Company has experienced significant changes, including the acquisition and growth of its transcription business and the divestiture of its other business. Such changes have placed and may continue to place a significant strain on the Company's management, client service personnel and operations. In order to manage such changes in the future, the Company must continue to implement and improve its operational, financial and management information systems, and hire, train and manage its employees. If the Company is unable to implement such systems and manage such changes effectively, the Company's business, financial condition and results of operations could be materially and adversely affected.


Competition

             The transcription services industry is highly fragmented and primarily consists of small regional or local companies, and a limited number of national companies, with which the Company currently competes directly. The Company believes that its ability to compete successfully depends upon many factors within and outside of its control, including the timing and market acceptance of new services and service enhancements developed by the Company and its competitors, service quality, performance, price, reliability and client support. In addition, the healthcare information industry includes a number of companies with substantially greater financial, technical and marketing resources than the Company. Such companies, if they were to enter the transcription business, could respond more quickly than the Company to evolving technological developments, changing client needs or emerging technical standards, or could devote greater resources to the development, marketing and sale of their services. Competition may increase due to consolidation of transcription companies, and current and potential competitors may establish cooperative relationships among themselves or with third parties to increase their ability to address the needs of the Company's current and prospective clients. Increased competition may result in price reductions for the Company's services, reduced operating margins and the inability of the Company to increase its market share. There can be no assurance that the Company will be able to compete successfully against current or future competitors or that competitive pressures will not have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the market available to the Company is limited by healthcare organizations which maintain in-house transcription departments.


Changes in the Healthcare Industry

             The healthcare industry is subject to changing political, economic and regulatory influences that may affect the outsourcing arrangements of healthcare providers. Federal and state legislators have proposed programs to reform the United States healthcare system and other proposals are in the development stage. In general, these programs and proposals tend to emphasize managed care, seek to lower reimbursement rates and otherwise attempt to control the environment in which healthcare providers operate. Healthcare providers may react to these proposals and the uncertainty surrounding such proposals by curtailing outsourcing arrangements or deferring decisions regarding the use of outsourced services. Many healthcare providers are consolidating to create larger healthcare delivery organizations. This consolidation reduces the number of potential clients for the Company's services and increases the bargaining power of these organizations which could lead to reductions in the amounts paid for the Company's services. The impact of these developments in the healthcare industry is difficult to predict and could have a material adverse effect on the Company's business, financial condition and results of operations.

Dependence on Proprietary Rights; Risks of Infringement


             The Company's success depends upon its proprietary technology. The Company regards the software underlying its services as proprietary and relies primarily on a combination of contract, copyright and trademark law, trade secrets, confidentiality agreements and contractual provisions to protect its proprietary rights. The Company has not registered its Medical Transcription System (an integrated transcription and document management system based upon proprietary software), Dictation Tracking System (a tracking system for patient data and transcribed reports), or Transcriptions, Ltd. trademarks and has no patents or patent applications pending. Existing trade secrets and copyright laws afford the Company limited protection. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's software or to obtain and use information that the Company regards as proprietary. Policing unauthorized use of the Company's software is difficult. There can be no assurance that the obligations to maintain the confidentiality of the Company's trade secrets and proprietary information will effectively prevent disclosure of the Company's confidential information or provide meaningful protection for the Company's confidential information, or that the Company's trade secrets or proprietary information will not be independently developed by the Company's competitors. There can be no assurance that copyrights owned by the Company will provide competitive advantages or will not be challenged or circumvented by its competitors. Litigation may be necessary for the Company to defend against claims of infringement, to enforce copyrights or to protect trade secrets and could result in substantial cost to, and diversion of management efforts by, the Company. There can be no assurance that the Company would prevail in any such litigation.


             The Company is not aware that any of its software, trademarks or other proprietary rights infringe the proprietary rights of third parties. However, there can be no assurance that third parties will not assert infringement claims against the Company in the future. Any such claims, with or without merit, can be time consuming and expensive to defend and may require the Company to enter into royalty or licensing agreements or cease the infringing activities. The failure to obtain such royalty agreements, if required, and the Company's involvement in such litigation could have a material adverse effect on the Company's financial condition and results of operations.


Confidentiality Requirements

             The medical information transcribed by the Company is of an extremely sensitive nature. In providing its services, the Company is subject to certain statutory, regulatory and common law requirements regarding the confidentiality of medical information. Failure to comply with such confidentiality requirements could result in material liability to the Company.



Risks Associated With the Offering of Common Stock

Potential Volatility of Stock Price

             The market price of Common Stock has been, and may in the future be, highly volatile. Factors such as acquisitions, technological innovations, new products or services, changes in government regulation and healthcare legislation, fluctuations in the Company's operating results and general market and economic conditions could cause the market price of Common Stock to fluctuate substantially. In addition, the stock market in general has experienced extreme price and volume fluctuations which has resulted in substantial volatility of the market prices of healthcare service companies that has often been unrelated to the operating performance of these companies. These or other factors may adversely affect the market price of Common Stock.



Certain Anti-Takeover Provisions

             The New Jersey Shareholders Protection Act prohibits the Company from entering into certain business combination transactions with any shareholder of the Company which owns 10% or more of the outstanding voting securities of the Company, except under certain limited circumstances. In addition, the Company's Amended and Restated Certificate of Incorporation gives the Board of Directors the authority without shareholder approval to issue up to 3,950,000 shares of Preferred Stock, in one or more series, with rights, preferences and limitations that could adversely affect the voting power and the other rights of the holders of Common Stock. The Company's Amended and Restated Certificate of Incorporation also provides for staggered terms for the members of the Board of Directors such that no more than one-third of its members stands for reelection in any one year. The Company has entered into certain severance arrangements which provide for payments to certain of its officers upon a "change in control" (as defined therein) of the Company. Moreover, the terms of the Company's 1992 Stock Option Plan provide that outstanding options automatically vest and become exercisable upon a "change in control" (as defined therein) of the Company. These provisions and arrangements may have the effect of delaying, deferring or making more costly a change in control of the Company, including transactions in which shareholders might otherwise receive a premium for their shares over the then current market price, and, therefore, could adversely affect the market price of Common Stock.



                               RECENT DEVELOPMENTS


             On May 23, 1996, the Company sold 2,200,000 shares of Common Stock at $17.00 per share in a public offering pursuant to a registration statement on Form S-1 (No. 333-3050) through Robertson, Stephens & Company LLC, Volpe, Welty & Company, and Pennsylvania Merchant Group, Ltd, as representatives of the several underwriters.

             The net proceeds from the sale of such shares are estimated to be $34.8 million based on the public offering price of $17.00 per share, less estimated underwriting discounts and commissions, and estimated expenses payable by the Company. The Company used $18,145,858 of the net proceeds to pay the debt portion of the deferred purchase price payable to related parties in connection with the acquisition of Transcriptions, Ltd., a current subsidiary of the Company. In addition, the Company applied $10,842,292 of the net proceeds to repay in full the borrowings outstanding under the Company's senior credit facility with certain lenders including Chemical Bank. The remaining net proceeds will be used by the Company for general working capital purposes.

             Concurrently with the consummation of the public offering, Heller exercised two warrants to purchase convertible preferred stock of the Company, and simultaneously converted the preferred stock into Common Stock. The Offered Shares owned by Heller are 962,675 of the 1,005,175 shares of Common Stock received by Heller in that transaction.

                                 USE OF PROCEEDS

             The Company will not receive any proceeds from the sale of the Offered Shares of Common Stock.


                              SELLING SHAREHOLDERS

             The following table sets forth the names of the Selling Shareholders and certain information regarding the beneficial ownership of Common Stock by the Selling Shareholders as of June 17, 1996, and as adjusted to reflect the sale of all of the Offered Shares of Common Stock. However, there can be no assurance that any of the Selling Shareholders will in fact sell any or all of the Offered Shares of Common Stock.

                                                                              Beneficial Ownership
                                                                                After Offering(1)
                                       Number of                              --------------------
                                       Shares            Number                           Percent of
                                       Beneficially      of                               Class (if
                                       Owned Prior       Shares           Number          Greater
                                       to Registration   Registered       of Shares       than 1%)
                                       ---------------   ----------       ---------       ----------

Heller Equity Capital Corporation      1,005,175(2)      962,675          42,500              --

Chemical Bank                             75,351(3)       75,351               0              --



- -------------------
(1) Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting or investment power with respect to the shares beneficially owned. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after June 17, 1996 are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

(2) Heller is a wholly-owned subsidiary of Heller Financial, Inc., a Delaware corporation which is an indirect wholly-owned subsidiary of The Fuji Bank, Limited, a Japanese banking corporation. John H. Underwood is a director of the Company and a Senior Vice President of Heller. Mr. Underwood may be deemed to be the beneficial owner of such shares of Common Stock, though he disclaims beneficial ownership of such shares. Mr. Underwood has been a director of the Company since July 1994. Mr. Underwood was originally nominated to the Company's Board of Directors in 1994 pursuant to the terms of certain credit arrangements between the Company and Heller.


(3) Consists of 75,351 shares of Common Stock issuable to Chemical Bank upon the exercise of the Chemical Warrants.


             Heller and Chemical Bank have agreed with Robertson, Stephens & Company LLC that, until 270 and 180 days, respectively, from May 30, 1996, they will not make any public sale of shares of Common Stock, any options or warrants to purchase shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock now owned or hereafter acquired by them, other than with the prior written consent of Robertson, Stephens & Company LLC.


                              PLAN OF DISTRIBUTION


             The Selling Shareholders or their pledgees, donees, transferees or other successors in interest, may sell all, a portion or none of the securities offered by them hereby from time to time. Any such sales may be in one or more transactions on the Nasdaq National Market at prices prevailing at the times of such sales or in private sales of the securities at prices related to the prevailing market prices or at negotiated prices. The sales may involve (a) a block transaction in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) a purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, or (c) ordinary brokerage transactions in which the broker solicits purchasers. Broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions (which compensation may be in excess of customary commissions). The Selling Shareholders and any broker-dealers that participate in the distribution of the shares may be deemed to be underwriters and any commissions received by them and any profit on the resale positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act.


             Heller and Chemical Bank have agreed with Robertson, Stephens & Company LLC that, until 270 and 180 days, respectively, from May 30, 1996, they will not make any public sale of shares of Common Stock, any options or warrants to purchase shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock now owned or hereafter acquired by them, other than with the prior written consent of Robertson, Stephens & Company LLC (collectively, the "Lock-Up Agreements").


             There can be no assurance that the Selling Shareholders will sell any or all of their shares of Common Stock offered hereby. The Company will receive no proceeds from any sales of Common Stock hereunder by the Selling Shareholders.


             The Registration Statement of which this Prospectus is a part has been filed with the Commission by the Company in accordance with an agreement between the Company and the Selling Shareholders, pursuant to which the Company has agreed to pay the filing fees, costs and expenses associated with the Registration Statement. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities arising under the Securities Act.


             In addition, subject to the Lock-Up Agreements, any Offered Shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. The Selling Shareholders have advised the Company that they or their pledgees, donees, transferees or other successors in interest may sell all or a portion of the securities covered by this Prospectus pursuant to Rule 144 under the Securities Act.

             The Selling Shareholders have also informed the Company that they may, subject to the Lock-Up Agreements, on an individual basis, from time to time following the effective date of the Registration Statement of which this Prospectus is a part, sell shares of Common Stock in short-sale transactions (including, without limitation, selling short against the box) and use some or all of the Offered Shares to cover such transactions.

             At the time a particular offer of the Offered Shares is made, to the extent required, a Prospectus Supplement will be distributed which will set forth the number of shares of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, brokers, dealers or agents (whether such party is acting as a principal or as a agent for the Selling Shareholders), any discounts, commissions or concessions and other items constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to dealers.

             To comply with securities laws of certain states, if applicable, the Offered Shares will be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the Offered Shares may not be sold unless they have been registered or qualified for sale in such states or an exemption from registration or qualification is available or is complied with.


                                  LEGAL MATTERS

             The validity of Common Stock offered hereby has been passed upon for the Company by Pepper, Hamilton & Scheetz, Philadelphia, Pennsylvania.

                                     EXPERTS

             The Consolidated Financial Statements and Schedule of the Company incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

===============================================================================

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, imply that information contained herein is correct as of any time subsequent to its date or that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.


                               -------------------


                                TABLE OF CONTENTS

                                                      Page
                                                      -----

Available Information.................................  2
Incorporation of Certain
    Information by Reference........................... 2
Special Note Concerning Forward-
Looking Statements..................................... 3
The Company............................................ 3
Risk Factors........................................... 3
Recent Developments.................................... 7
Use of Proceeds........................................ 8
Selling Shareholders................................... 8
Plan of Distribution................................... 8
Legal Matters.......................................... 9
Experts................................................10



================================================================================




================================================================================




                                  MEDQUIST INC.


                                   ----------
                                   PROSPECTUS
                                   ----------



                                  June , 1996







===============================================================================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.

         SEC Registration Fee.........................................$ 5,400*
         Printing and engraving fees..................................  1,000**
         Legal fees and expenses...................................... 10,000**
         Accounting fees and expenses.................................  2,000**
         Blue Sky expenses and counsel fees...........................  5,000**
         Transfer agent and registrar fees............................  1,000**
         Miscellaneous................................................  5,600**
                                                                      -------
                  TOTAL.............................................. $30,000
                                                                      =======

- -----------------
*  Actual
** Estimated for the 12-month period commencing April 24, 1996.

Item 15. Indemnification of Directors and Officers

                  Section 14A:3-5 of the Corporation Law of the State of New Jersey ("NJCL") permits each New Jersey business corporation to indemnify its directors, officers, employees and agents against expenses and liability for each such person's acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. Article 10 of the Company's Bylaws provides that the Company, to the full extent permitted by Section 14A:3-5 of the NJCL, shall indemnify all past and present directors or officers of the Company and may indemnify all past or present employees or other agents of the Company. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in such Article 10, or in defense of any claim, issue, or matter therein, he or she shall be indemnified by the Company against expenses in connection therewith. Such expenses shall be paid by the Company in advance of the final disposition of the action, suit or proceeding as authorized by the Company's Board of Directors upon receipt of an undertaking to repay the advance if it is ultimately determined that such person is not entitled to indemnification.

                  The Company has a policy insuring it and its directors and officers against certain liabilities, including liabilities under the Securities Act.

                  Reference is made to Item 17 of this Registration Statement for additional information regarding indemnification of directors and officers.

Item 16. Exhibits

 4.1 Specimen Stock Certificate [incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-1 (No. 333-3050) filed with the Commission on April 1, 1996 (the "Registration Statement")].


 4.2 Registration Rights Agreement between the Company and Heller Financial, Inc. (the "Registration Rights Agreement", dated as of December 14, 1992 [incorporated by reference to Exhibit 6 of the Current Report on Form 8-K filed with the Commission on December 24, 1992].


 4.3 Amendment and Assignment of Registration Agreement by and among Heller Financial, Inc., Heller and the Company, dated May 27, 1994 [incorporated by reference to Exhibit 10.30 of the Registration Statement].

 4.4 Second Amendment to Registration Agreement, dated as of December 29, 1995, between Heller and the Company [incorporated by reference to
         Exhibit 10.31 of the Registration Statement].

 4.5 Registration Agreement between the Company and Chemical Bank, dated May 27, 1994 [incorporated by reference to Exhibit 10.32 of the Registration Statement].


 4.6 Letter Agreement dated May 23, 1996 between Robertson, Stephens & Company LLC, Volpe, Welty & Company, and Pennsylvania Merchant Group Ltd, as representatives of the several underwriters, and Heller, regarding a lock-up period for the disposition of Common Stock. (2)

 4.7 Letter Agreement dated May 23, 1996 between Heller and the Company amending the Registration Rights Agreement. (2)

 4.8 Letter Agreement dated March 29, 1996 between Robertson, Stephens & Company LLC, Volpe, Welty & Company, and Pennsylvania Merchant Group Ltd, as representatives of the several underwriters, and Chemical Bank, regarding a lock-up period for the disposition of Common Stock. (1)

 4.9 Warrant to Purchase Voting Common Stock issued to Chemical Bank, dated as of May 27, 1994. (2)

 5       Opinion of Pepper, Hamilton & Scheetz. (2)


23.1 Consent of Arthur Andersen LLP (included on page II-4 of this Registration Statement).

23.2 Consent of Pepper, Hamilton & Scheetz (included in Exhibit 5 to this Registration Statement).


24       Powers of Attorney (1)

- -------------------
(1)  Previously filed.

(2)  Filed herewith.



Item 17. Undertakings.

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



                  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 23, 1996, included in MedQuist Inc.'s Form 10-K, as amended, for the year ended December 31, 1995, and to all references to our firm included in this registration statement.





                                                           Arthur Andersen LLP




Philadelphia, Pa.,
June 19, 1996

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlton, State of New Jersey, on June 18, 1996.



                                           MEDQUIST INC.


                                           By: /s/ DAVID A. COHEN
                                              ---------------------------------
                                              David A. Cohen
                                              President and Chief Executive
                                              Officer



                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on June 18, 1996 in the capacities indicated:




                                           /s/ DAVID A. COHEN
                                           ------------------------------------
                                           David A. Cohen
                                           Director, President and Chief
                                           Executive Officer


                                           /s/ ROBERT F. GRAHAM
                                           ------------------------------------
                                           Robert F. Graham
                                           Vice President, Treasurer and
                                           Chief Financial Officer


                                           *
                                           ------------------------------------
                                           James R. Emshoff
                                           Chairman of the Board and Director



                                           *
                                           ------------------------------------
                                           William T. Carson, Jr.
                                           Director



                                           *
                                           ------------------------------------
                                           Richard J. Censits
                                           Director


                                           *
                                           ------------------------------------
                                           James F. Conway
                                           Director


                                           *
                                           ------------------------------------
                                           Frederick S. Fox, III
                                           Director


                                           *
                                           ------------------------------------
                                           A. Fred Ruttenberg
                                           Director


                                           *
                                           ------------------------------------
                                           John H. Underwood
                                           Director



                                        By: /s/ DAVID A. COHEN
                                           ------------------------------------
                                           David A. Cohen
                                           Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT                                                                            PAGE NO.
- -------                                                                            --------


 4.6     Letter Agreement dated May 23, 1996 between Robertson, Stephens &
         Company LLC, Volpe, Welty & Company, and Pennsylvania Merchant Group
         Ltd, as representatives of the several underwriters, and Heller, regarding a lock-up period for the disposition of Common Stock.

 4.7 Letter Agreement dated May 23, 1996 between Heller and the Company amending the Registration Rights Agreement.

 4.9 Warrant to Purchase Voting Common Stock issued to Chemical Bank, dated as of May 27, 1994.


 5       Opinion of Pepper, Hamilton & Scheetz.



23.1     Consent of Arthur Andersen LLP (included on page II-4 of this
         Registration Statement).



23.2     Consent of Pepper, Hamilton & Scheetz (included in Exhibit 5 to this
         Registration Statement).



